                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                          7 7/8% SENIOR NOTES DUE 2008
                                       OF
                              CALPINE CORPORATION

     As set forth in the Prospectus dated                , 1998 (the
"Prospectus") of Calpine Corporation (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter or Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's exchange offer (the "Exchange Offer") to purchase all of its outstanding 7 7/8% Senior Notes Due 2008 (the "Old Notes") if (i) certificates representing the Old Notes to be tendered for purchase and payment are not lost but are not immediately available or (ii) time will not permit the Letter of Transmittal, certificates representing such Old Notes or other required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile (receipt confirmed by telephone) to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

     THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF OUTSTANDING NOTES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.
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      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
               , 1998 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M.
                            ON THE EXPIRATION DATE.
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
            By Mail:                       The Exchange Agent            By Hand or Overnight Carrier:
      The Bank of New York                The Bank of New York                The Bank of New York
  101 Barclay Street, Floor 7E               By Facsimile:                     101 Barclay Street
    New York, New York 10286                 (212) 815-6339             Corporate Trust Services Window
     Attn: Denise Robertson              Confirm by Telephone:                    Ground Floor
                                             (212) 815-2791                 New York, New York 10286
                                                                             Attn: Denise Robertson

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures".

     The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus under the caption "The Exchange Offer -- Withdrawal of Tenders".

     Subject to and effective upon acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Old Notes tendered hereby. In the event of a termination of the Exchange Offer, the Old Notes tendered pursuant thereto will be returned promptly to the tendering Old Note holder.

     The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE COMPLETE AND SIGN
SIGNATURE(S) OF REGISTERED OTHER(S)
OR AUTHORIZED SIGNATORY:
--------------------------------------
--------------------------------------
--------------------------------------
--------------------------------------
PRINCIPAL AMOUNT OF OLD NOTES
TENDERED:
--------------------------------------
--------------------------------------
CERTIFICATE NO(S). OF OLD NOTES (IF
AVAILABLE):
--------------------------------------
--------------------------------------

DATE:

--------------------------------------
                                          NAME(S) OF REGISTERED HOLDER(S):

                                          --------------------------------------

                                          --------------------------------------
                                          ADDRESS:

                                          --------------------------------------

                                          --------------------------------------
                                          AREA CODE AND TELEPHONE NO.:

             -------------------------------------------------------------------
                                          IF OLD NOTES WILL BE DELIVERED BY
                                          BOOK-ENTRY TRANSFER AT THE DEPOSITORY
                                          TRUST COMPANY, INSERT DEPOSITORY
                                          ACCOUNT NO.:

                                          --------------------------------------

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

     The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.
Name of Firm:

Address:

--------------------------------------

Area Code and Telephone No.:

                                          --------------------------------------
                                          Authorized Signature

                                          Name:
                                          Title:
                                          Date:

     DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.